Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 21, 2016 with respect to the audited financial statements of Bare Metal Standard, Inc. as of January 31, 2016 and for the period from November 12, 2015 (inception) through January 31, 2016.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com
Houston, Texas
March 21, 2016